UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2026

ACRO BIOMEDICAL CO., LTD.
(Exact name of registrant as specified in Charter)

Nevada	333-207765	47-1950356
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12175 Visionary Way, Suite 1160; Fishers, Indiana 46038

(Address of Principal Executive Offices)

(317) 286-6788

(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (I 7 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (I 7 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (I 7 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (I 7 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2026, Yu-Ting, Su resigned as director, chairman and chief executive officer of the Company, effective upon the appointment of a successor. Ms. Su's resignation did not result from any disagreement with the Company.

On September 2, 2026, the Company's board of directors appointed Shao-Hsiang Shih as a director and as the Company's chairman, effective on September 2, 2026. Mr. Shao-Hsiang Shih has served as Director of Administrative Management at Century Publishing Co. since 2020. From 2010 to 2020, Mr. Shih served as Director of Education Management at Century Publishing Co. Prior to joining Century Publishing Co., he served as Director of Education Management at Century Education Center from 2000 to 2010. Mr. Shih graduated from the Department of Statistics at National Taipei University in 2003. He received a Master’s Degree from the Graduate Institute of Buddhist Studies at Fo Guang University in 2018. Since 2018, Mr. Shih has pursued doctoral studies at the Graduate Institute of Eastern Humanistic Thought at Huafan University.

On September 2, 2026, the Company's board of directors appointed Jing-Zhou Chen as chief executive officer and chief financial officer, effective on September 2, 2026. Mr. Nick (Jing-Zhou) Chen has served as Chief Executive Officer and founder of Dream Born Co., Ltd. since March 2025, where he is responsible for the company’s overall strategy, operations, business development and technology platform initiatives. Dream Born operates a digital lifestyle and short-form video platform incorporating artificial intelligence-based recommendation technology, consumer analytics, electronic vouchers and merchant revenue-sharing programs. From 2020 to 2025, Mr. Chen served as Chief Executive Officer and Managing Director of GBT Cloud Kitchen / Hongxi Enterprise Management, where he led the development and expansion of a cloud-kitchen franchise system in Taiwan. During his tenure, the business expanded to nearly 100 franchise locations and established centralized food manufacturing and nationwide cold-chain distribution capabilities. From 2018 to 2020, Mr. Chen was Co-Founder and Head of Operations of POKE25, a decentralized gaming platform developed on the EOS blockchain. From 2017 to 2018, he served as Vice President of Operations of G-Store Smart Retail Technology, where he was responsible for smart retail equipment deployment, mobile payment integration and franchise development in Taiwan. Earlier in his career, from 2011 to 2016, Mr. Chen worked in semiconductor process and equipment engineering with Genes Tech Co., Ltd. and STATS ChipPAC Taiwan. His responsibilities included semiconductor equipment integration, wafer-bumping production processes and quality-control systems, and he completed overseas assignments at semiconductor facilities in Shanghai, Singapore and Wuxi. Mr. Chen received a Bachelor of Science degree in Electrical Engineering from National United University in 2010. He is currently enrolled in the Executive MBA program in Information and Financial Management at National Taipei University of Technology, with studies focused on artificial intelligence, financial modeling, financial technology, corporate strategy and governance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2026	ACRO BIOMEDICAL CO., LTD.

	By:	/s/ Shao-Hsiang Shih
Shao-Hsiang Shih

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